Exhibit 99.1
FOR IMMEDIATE RELEASE
Internap Reports First Quarter 2007 Financial Results
Announces One-Time Restructuring and Impairment Charges

▪	Record revenues for Q1 2007 of $53.5 million, an increase of 26% over prior year period
▪	Net Loss (GAAP) of $10.7 million for Q1 2007 (including a one-time restructuring and impairment charge totaling $11.4 million) compared with Net Income (GAAP) of $0.5 million for Q1 2006
▪	Adjusted EBITDA[1] for Q1 2007 of $7.9 million, an increase of 36% over prior year period
▪	Added 106 net new customers during Q1 2007
▪	Reaffirms Revenue and Adjusted EBITDA Guidance for the Year 2007

ATLANTA, GA - May 3, 2007— Internap Network Services Corporation (NASDAQ: INAP), a provider of choice for the world's elite businesses on the Internet, today reported financial results for the quarter ended March 31, 2007.

For the first quarter of 2007, revenues totaled $53.5 million, an increase of 26% compared to the first quarter of 2006. Net loss (GAAP) for the first quarter of 2007 was $10.7 million, or $(0.26) per diluted share. This net loss includes a non-cash charge for stock-based compensation expense of $1.6 million, or $(0.04) per diluted share, pursuant to the adoption of SFAS No. 123R in the first quarter of 2006. Net loss (GAAP) for the first quarter of 2007 compares to a net income (GAAP) of $0.5 million for the first quarter of 2006.

Normalized net income1 and normalized net income per diluted share1, which exclude the impact of stock-based compensation, the restructuring and impairment charges and acquired in-process research and development, was $2.7 million, or $0.06 per diluted share, respectively, for the first quarter of 2007.

Adjusted gross margin1 was 46.5% for the first quarter of 2007, compared to 46.3% for the fourth quarter of 2006.

The Company reported adjusted EBITDA1 of $7.9 million for the first quarter of 2007, an increase of $2.1 million, or 36%, from first quarter of 2006. The Company also reported cash, cash equivalents, investments in marketable securities and restricted cash at March 31, 2007 of $67.3 million, an increase of $8.4 million from the fourth quarter of 2006.

“Internap’s record revenue and strong operational performance in the first quarter of 2007 are indicative of the robust global demand for our Internet business solutions. The quarter was highlighted by important customer wins in all areas of our business and significant progress in the integration of VitalStream, which added CDN and monetization solutions to our portfolio of services,” said James P. DeBlasio, president and chief executive officer of Internap. “The one-time restructuring charges announced today are a result of the evaluation of our recently completed VitalStream acquisition and positions us well for the future."

“As we look ahead to the balance of 2007, we see increasing global demand for enterprises to effectively manage, deliver and distribute data and rich media content over the Internet. We are scaling our Company to meet this demand and Internap now has the ability to capture revenue from the highest growth areas of the Internet economy. We are off to a strong operational start in 2007. Based on the recurring revenue nature of our business model and the quality of our sales pipeline, particularly in CDN, we believe that our results will continue to improve throughout 2007, leading to both record revenue and record profitability for the year,” concluded DeBlasio.

Internap ended the first quarter with 3,281 customers under contract on a net basis, adding 106 new customers during the quarter, including the addition of 54 new enterprise customers in its CDN business unit.

2007 Full Year Guidance
Internap today also reaffirmed its 2007 guidance, as follows:
▪	Full year 2007 revenue guidance of 30% over 2006, which includes the acquisition of VitalStream Holdings, Inc.;
▪	Full year adjusted EBITDA is expected to be in the range of $34 to $37 million;
▪	Full year expected adjusted gross margin to be approximately 50%; and
▪	Capital expenditures are expected to be in the range of $15 - $20 million.

Conference Call Information:
Internap’s first quarter 2007 teleconference will be held today beginning at 5:00 p.m., Eastern Time. The dial-in numbers are 866-510-0708 using the passcode 85751277 for domestic callers, and 617-597-5377 using the passcode 85751277 for international participants. The simultaneous web cast will be available from the Investor Relations section of the Web site at www.internap.com/investor/presentations/page1294.html.

Internap will provide a replay of the teleconference on its Web site. A replay will be available from May 3rd at 7:00 p.m., Eastern Time, through May 10th at 888-286-8010 using replay code 47902842 and at 617-801-6888 using replay code 47902842 for international participants.

1 Reconciliations between GAAP information and non-GAAP information contained in this press release are provided in the tables below entitled “Reconciliation of Net Income (Loss) to Adjusted EBITDA,” “Reconciliation of Net Income (Loss) and Basic and Diluted Net Income (Loss) Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” and “Reconciliation of Gross Margin to Adjusted Gross Margin.” This information is also available on our Web site under the Investor Services heading.

About Internap
Internap is a leading Internet solutions provider that manages, delivers and distributes applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed IP services, content delivery network, and content monetization services (CDN), Internap frees its customers to drive innovation inside their business and create new revenue opportunities. More than 3,000 companies across the globe trust Internap to help them achieve their Internet business goals. Internap is “Making Innovation Possible.” For more information visit www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected capital expenditures, projected costs, and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap’s business, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; the ability to successfully integrate the operations of Internap and VitalStream; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the statements made in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contacts:

Media Contact	Investor Contact
L.A. Campbell	Andrew Albrecht
(404) 302-9721	(404) 302-9841
lcampbell@internap.com	albrecht@internap.com

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Internet protocol (IP) services	$29,037	$27,046
Data center services	18,304	11,726
Content delivery network (CDN) services	1,813	--
Other	4,380	3,853
Total revenues	53,534	42,625

Operating expenses:
Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	10,113	9,180
Data center services	14,298	10,375
CDN services	799	--
Other	3,437	2,662
Direct cost of amortization of acquired technology	653	137
Direct cost of customer support	3,391	2,897
Product development	1,307	1,225
Sales and marketing	6,179	6,970
General and administrative	7,769	5,190
Restructuring and asset impairment	11,349	--
Acquired in-process research and development	450	--
Depreciation and amortization	4,912	3,795
(Gain) loss on disposals of property and equipment	(4)	2
Total operating costs and expenses	64,653	42,433
(Loss) income from operations	(11,119)	192

Non-operating (income) expense:
Interest income	(693)	(424)
Interest expense	223	251
Other, net	2	(129)
Total non-operating (income)	(468)	(302)

Loss income before income taxes and equity in earnings of unconsolidated subsidiary
Provision for income taxes	50	--
Equity in (earnings) of equity-method investment, net of taxes	(6)	(47)
Net (loss) income	$(10,695)	$541

Net (loss) income per share:
Basic	$(0.26)	$0.02
Diluted	$(0.26)	$0.01

Weighted average shares used in per share calculations:
Basic	40,997	34,293
Diluted	40,997	34,457

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$52,172	$45,591
Short-term investments in marketable securities	14,203	13,291
Accounts receivable, net of allowance of $1,248 and $888, respectively	24,437	20,282
Inventory	463	474
Prepaid expenses and other assets	3,252	3,818

Total current assets	94,527	83,456

Property and equipment, net of accumulated depreciation of $151,780 and $151,269, respectively	55,347	47,493
Investments	2,091	2,135
Intangible assets, net of accumulated amortization of $19,443 and $18,644, respectively	47,486	1,785
Goodwill	192,308	36,314
Restricted cash	903	--
Deposits and other assets	7,489	2,519

Total assets	$400,151	$173,702

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$7,871	$4,375
Accounts payable	16,772	8,776
Accrued liabilities	10,591	8,689
Deferred revenue, current portion	3,704	3,260
Capital lease obligations, current portion	1,316	347
Restructuring liability, current portion	5,602	1,400
Other current liabilities	99	84

Total current liabilities	45,955	26,931

Notes payable, less current portion	2,188	3,281
Deferred revenue, less current portion	1,332	1,080
Capital lease obligations, less current portion	963	83
Restructuring liability, less current portion	8,765	3,384
Deferred rent	10,431	11,432
Other long-term liabilities	959	986

Total liabilities	70,593	47,177

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, 200,000 shares authorized, no shares issued or outstanding	--	--
Common stock, $0.001 par value, 60,000 shares authorized, 48,966 and 35,901 shares issued and outstanding, respectively	49	36
Additional paid-in capital	1,196,294	982,624
Accumulated deficit	(867,150)	(856,455)
Accumulated items of other comprehensive income	365	320

Total stockholders' equity	334,579	126,525

Total liabilities and stockholders' equity	$400,151	$173,702

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(10,695)	$541
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Asset impairment	2,454	--
Acquired in-process research and development	450	--
Depreciation and amortization	5,565	3,932
(Gain) loss on disposal of assets	(4)	2
Provision for doubtful accounts	189	(23)
(Income) loss from equity method investment	(6)	(47)
Non-cash changes in deferred rent	(1,133)	1,116
Stock-based compensation expense	1,625	1,511
Other, net	14	--
Changes in operating assets and liabilities, excluding effects of acquisition:
Accounts receivable	(2,281)	2,002
Inventory	(41)	169
Prepaid expenses, deposits and other assets	(2,343)	(928)
Accounts payable	4,884	(1,369)
Accrued expense and other liabilities	(2,580)	(897)
Deferred revenue	456	(120)
Accrued restructuring charge	9,584	(344)

Net cash provided by operating activities	6,138	5,545

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,786)	(1,391)
Purchases of short-term investments in marketable securities	(6,367)	(2,996)
Maturities of short-term investments in marketable securities	5,536	4,704
Proceeds from disposal of property and equipment	--	15
Cash received from acquisition	3,203	--
Net cash (used in) provided by investing activities	(1,414)	332

Subtotal carried forward	4,724	5,877

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(In thousands)

	Three months ended March 31,
	2007	2006

Subtotal carried forward	4,724	5,877

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(1,260)	(1,094)
Payments on capital lease obligations	(594)	(135)
Proceeds from exercise of stock options, employee stock purchase plan, and exercise of warrants	3,723	906
Other, net	(12)	19

Net cash provided by (used in) financing activities	1,857	(304)
Net increase in cash and cash equivalents	6,581	5,573
Cash and cash equivalents at beginning of period	45,591	24,434

Cash and cash equivalents at end of period	$52,172	$30,007

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP), including adjusted EBITDA, normalized net (loss) income, adjusted gross margin and normalized diluted shares. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net (loss) income is net (loss) income. The most directly comparable GAAP equivalent to adjusted gross margin is gross margin. The most directly comparable GAAP equivalent to normalized diluted shares is diluted common shares outstanding.

We define non-GAAP measures as follows:

•
Adjusted EBITDA is net (loss) income plus stock based compensation expense, depreciation and amortization, restructuring and asset impairment, acquired in-process research and development, income taxes and interest expense less interest income

•	Normalized net (loss) income is net (loss) income plus restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense
•	Normalized diluted shares are diluted common shares outstanding used in GAAP net (loss) income per share calculation, excluding the effect of SFAS No. 123R under the treasury stock method
•	Normalized net income per share is normalized net income divided by basic and normalized diluted shares
•	Adjusted gross profit is gross profit (GAAP) plus direct cost of customer support and depreciation and amortization included in and associated with cost of sales.
•	Adjusted gross margin is adjusted gross profit as a percentage of revenues.

Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization as well as restructuring and asset impairment and acquired in-process research and development to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Restructuring costs relate primarily to the Company’s decision to exit leases for duplicative and excess space that we do not intend to build out now or in the future and one-time severance costs paid to terminated employees. Impairment costs relate to the Company’s write-down of certain costs that were capitalized during the development of software to be used internally and leasehold improvements in restructured facilities. Management believes that such restructuring and impairment charges and acquired in-process research and development were unique costs that are not expected to recur on a regular basis, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of share-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of share-based compensation, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net (loss) income and net (loss) income per share information by providing normalized net income and normalized net income per share, excluding the effect of restructuring and asset impairment, acquired in-process research and development and stock-based compensation expense in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•
investors commonly adjust EBITDA information to eliminate the effect of restructuring, asset impairment and stock-based compensation expenses, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

Our presentation of adjusted gross margin excludes depreciation, amortization and direct cost of customer support in order to allow investors to see the business through the eyes of management. Direct cost of network, sales and services is viewed by management as generally non-controllable, external costs and the margin of revenue in excess of these direct costs is regularly monitored by management. Similarly, we view the cost of customer support to also be an important component of costs of revenue but believe that the cost of customer support to be within our control and to some degree discretionary as we can adjust that cost by hiring and terminating employees.

Adjusted gross margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding affect on our revenue. The presentation of adjusted gross margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of cost of revenue, represented by customer support, and we analyze this component separately from the direct external costs.

Depreciation and amortization have also been excluded from adjusted gross margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical cost incurred to build out the Company's deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

A reconciliation of net (loss) income, the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Net (loss) income (GAAP)	$(10,695)	$2,209	$541
Stock-based compensation expense	1,625	1,224	1,511
Depreciation and amortization, including depreciation and amortization included in direct cost of network, sales and services	5,565	4,243	3,932
Restructuring and asset impairment	11,350	4	--
Acquired in-process research and development	450	--	--
Income taxes	50	45	--
Interest (income) expense, net	(470)	(557)	(173)
Adjusted EBITDA (non-GAAP)	$7,875	$7,168	$5,811

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED NET (LOSS) INCOME PER SHARE TO NORMALIZED NET (LOSS) INCOME AND BASIC AND DILUTED NORMALIZED NET (LOSS) INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net (loss) income, (2) diluted shares used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net (loss) income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Net (loss) income (GAAP)	$(10,695)	$2,209	$541
Restructuring and asset impairment	11,350
Acquired in-process research and development	450	--	--
Stock-based compensation expense	1,625	1,224	1,511
Normalized net (loss) income (non-GAAP)	$2,730	$3,433	$2,052

Shares used in per share calculation:
Basic (GAAP)	40,997	35,375	34,292

Diluted (GAAP)	40,997	36,756	34,456
Add potentially dilutive securities	1,705	--	--
Less dilutive effect of SFAS No. 123R under the treasury stock method	(365)	(409)	(164)
Normalized diluted shares (non-GAAP)	42,337	36,347	34,292

GAAP net (loss) income per share:
Basic	$(0.26)	$0.06	$0.02
Diluted	$(0.26)	$0.06	$0.01

Normalized net income per share (non-GAAP):
Basic	$0.07	$0.10	$0.06
Diluted	$0.06	$0.09	$0.06

INTERNAP NETWORK SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GROSS MARGIN TO ADJUSTED GROSS MARGIN

A reconciliation of gross margin, the most directly comparable GAAP measure, to adjusted gross margin, for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
Revenues:
Internet protocol (IP) services	29,037	$28,265	$27,046
Data center services	18,304	16,059	11,726
Content delivery network (CDN) services	1,813	--	--
Other	4,380	4,647	3,853
Total revenues	53,534	48,971	42,625

Direct cost of network, sales and services, exclusive of depreciation and amortization shown below:
IP services	10,113	10,067	9,180
Data center services	14,298	12,844	10,375
CDN services	799	--	--
Other	3,437	3,368	2,662
Direct cost of amortization of acquired technology	653	104	137
Direct cost of customer support	3,391	2,970	2,897
Depreciation and amortization associated with cost of sales	4,078	3,743	2,969
Total cost of sales	36,769	33,096	28,220

Gross profit (GAAP)	$16,765	$15,875	$14,405
Gross margin (GAAP)	31.3%	32.4%	33.8%

Add:
Direct Cost of customer support	$3,391	$2,970	$2,897
Depreciation and amortization:
Included in direct cost of network, sales and services	653	104	138
Associated with cost of network, sales and services	4,078	3,743	2,969

Adjusted gross profit (non-GAAP)	$24,887	$22,692	$20,409
Adjusted gross margin (non-GAAP)	46.5%	46.3%	47.9%